UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 1, 2020
Date of Report (date of earliest event reported)

Phillips 66 Partners LP
(Exact name of registrant as specified in its charter)

Delaware	001-36011	38-3899432
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2331 CityWest Boulevard
Houston, Texas 77042
(Address of Principal Executive Offices and Zip Code)

(855) 283-9237
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units, Representing Limited Partner Interests	PSXP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 1, 2020, the sole member of Phillips 66 Partners GP LLC, the general partner (the "General Partner") of Phillips 66 Partners LP (the "Partnership"), appointed C. Doug Johnson and Paula A. Johnson to serve on the Board of Directors (the "Board") of the General Partner.

C. Doug Johnson

Mr. Johnson, 61, is a member of the board of directors of Gulfport Energy Corporation, where he has served since 2015, and previously served as a member of the board of directors of Altus Midstream Company from 2018 to 2020. Mr. Johnson has an extensive financial and accounting background, with over 33 years of service in the oil and natural gas industry.
During his career, he held a number of finance positions with Phillips Petroleum Company, ConocoPhillips, Phillips 66 and the General Partner, including most recently having served as vice president, controller and principal accounting officer for both Phillips 66 and the General Partner, before retiring in 2014. From 2010 until 2012, Mr. Johnson served as general manager, Upstream Finance, Strategy and Planning at ConocoPhillips. Prior to that, Mr. Johnson’s tenure at ConocoPhillips included his service as general manager, Downstream Finance from 2008 to 2010 and general manager, Upstream Finance from 2005 to 2008. Johnson also served on the board of Chevron Phillips Chemical Company LLC, a joint venture of the Partnership and Chevron Corp., and its audit committee, where he was co-chairman, from 2012 until 2014.

Mr. Johnson will serve as an independent member of the Board and will serve on both the Audit Committee and the Conflicts Committee.

Mr. Johnson will receive compensation in accordance with plans and programs more fully described in the Partnership’s Annual Report on Form 10-K, under the heading “Item 11 - Executive Compensation - Compensation of Our Directors.”

Mr. Johnson was not appointed pursuant to any arrangement or understanding with any other person, and there are no transactions with Mr. Johnson that would be reportable under Item 404(a) of Regulation S-K.

Paula A. Johnson

Ms. Johnson, 57, is the executive vice president, Legal and Government Affairs, general counsel and corporate secretary of Phillips 66 and the vice president, general counsel and secretary of the General Partner. Prior to joining Phillips 66, Ms. Johnson held a series of positions between 2002 and 2012 in the ConocoPhillips legal department, including deputy general counsel, Corporate, and chief compliance officer. Prior to joining ConocoPhillips, Ms. Johnson was in private practice in Houston, Texas, primarily at Fulbright & Jaworski, LLP.

Officers or employees of the General Partner or of Phillips 66 who also serve as directors of the General Partner do not receive additional compensation for their service as a director of the General Partner. As such, Ms. Johnson will not receive any compensation for her service on the Board.

Ms. Johnson was not appointed pursuant to any arrangement or understanding with any other person, and there are no transactions with Ms. Johnson that would be reportable under Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phillips 66 Partners LP
	By:	Phillips 66 Partners GP LLC, its general partner

Dated: October 5, 2020	By:	/s/ Rosy Zuklic
Rosy Zuklic Vice President and Chief Operating Officer